UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 25, 2018
Commission file number 001-11625
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

43 London Wall, London, EC2M 5TF, United Kingdom
(Address of principal executive offices)
Registrant's telephone number, including area code: 44-20-7374-8925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    Entry into a Material Definitive Agreement.
In connection with the Distribution (as defined below), on April 27, 2018, Pentair plc (“Pentair”) entered into several agreements with nVent Electric plc (“nVent”) that govern the relationship of the parties following the Distribution, including the following:

•	Separation and Distribution Agreement, dated as of April 27, 2018;

•	Tax Matters Agreement, dated as of April 27, 2018;

•	Transition Services Agreement, dated as of April 27, 2018; and

•	Employee Matters Agreement, dated as of April 27, 2018.
A summary of the material terms of these agreements can be found in the section entitled “Our Relationship with Pentair Following the Distribution-Agreements with Pentair” in the Information Statement, dated April 9, 2018, filed as Exhibit 99.1 to nVent’s Current Report on Form 8-K/A filed on April 11, 2018 (the “Information Statement”), which is incorporated by reference herein. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, the Tax Matters Agreement, the Transition Services Agreement and the Employee Matters Agreement filed as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference herein.

ITEM 2.01     Completion of Acquisition or Disposition of Assets.
Effective at 4:59 p.m. Eastern Time on April 30, 2018 (the “Effective Time”), Pentair completed the previously announced separation of its Electrical business from the rest of Pentair by means of a dividend in specie of the Electrical business, which was effected by the transfer of the Electrical business from Pentair to nVent and the issuance by nVent of nVent ordinary shares directly to Pentair shareholders, as described in the Information Statement (the “Distribution”). nVent is now an independent, publicly-traded company and will begin “regular way” trading on the New York Stock Exchange under the symbol “NVT” on May 1, 2018. In the Distribution, nVent issued one nVent ordinary share for each Pentair ordinary share held as of the close of business on April 17, 2018, the record date for the Distribution. nVent issued a total of approximately 178.4 million ordinary shares in the Distribution.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 25, 2018, Pentair Finance S.à r.l. (“Pentair Finance”), Pentair, Inc. (“Pentair U.S.”), Pentair Investments Switzerland GmbH (“Pentair Investments”) and Pentair entered into a credit agreement among Pentair Finance and Pentair U.S., as borrowers, Pentair and Pentair Investments, as guarantors, and the lenders and agents party thereto, providing for a five-year $800.0 million senior unsecured revolving credit facility (the “Senior Credit Facility”). The Senior Credit Facility replaced Pentair Finance’s existing revolving credit facility under that certain Amended and Restated Credit Agreement, dated as of October 3, 2014, by and among Pentair Finance, Pentair, the other subsidiaries of Pentair party thereto and the lenders and agents party thereto. Pentair Finance has the option to request to increase the Senior Credit Facility in an aggregate amount of up to $300.0 million, subject to customary conditions, including the commitment of the participating lenders. As of April 25, 2018, the total amount of loans outstanding under the Senior Credit Facility was $6.1 million. Pentair Finance also has a commercial paper facility under which it is required to maintain availability under the Senior Credit Facility in an amount at least equal to the amount outstanding under the commercial paper facility, which was $510.5 million as of April 25, 2018.
The Senior Credit Facility is guaranteed by Pentair and Pentair Investments. The Senior Credit Facility bears interest at a rate equal to an adjusted base rate or LIBOR, plus, in each case, an applicable margin. The applicable margin is based on, at Pentair Finance’s election, Pentair’s leverage level or Pentair Finance’s public credit rating. Interest on borrowings and the facility fee are generally payable quarterly in arrears or at the end of the interest period, unless such interest period is longer than three months, in which case payment is due on each successive date three months after the first day of such period. Additionally, Pentair Finance will pay a quarterly facility fee based on the average daily amount of the Senior Credit Facility (whether used or unused), which will be determined, at Pentair Finance’s election, by Pentair’s leverage level or Pentair Finance’s public credit rating.

With certain exceptions, the Senior Credit Facility matures on April 25, 2023. Pentair Finance is permitted to voluntarily prepay loans and/or reduce the commitments under the Senior Credit Facility, in whole or in part, without penalty or premium, subject to certain minimum amounts and increments and the payment of customary breakage costs. No mandatory prepayment will be required under the Senior Credit Facility unless certain affiliate and currency sub-limits are exceeded, subject to certain other exceptions.
The Senior Credit Facility contains financial covenants requiring Pentair not to permit (i) the ratio of its consolidated debt (net of its consolidated unrestricted cash in excess of $5.0 million but not to exceed $250.0 million) to its consolidated net income (excluding, among other things, non-cash gains and losses) before interest, taxes, depreciation, amortization and non-cash share-based compensation expense (“EBITDA”) on the last day of any period of four consecutive fiscal quarters to exceed 3.75 to 1.00 and (ii) the ratio of its EBITDA to its consolidated interest expense for the same period to be less than 3.00 to 1.00. In addition, subject to certain qualifications and exceptions, the Senior Credit Facility also contains covenants that, among other things, restrict Pentair’s ability to create liens, merge or consolidate with another person, make acquisitions and incur subsidiary debt.
The Senior Credit Facility contains customary events of default. If an event of default occurs and is continuing, then the lenders may terminate all commitments to extend further credit and declare all amounts outstanding under the Senior Credit Facility due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all amounts outstanding under the Senior Credit Facility will become due and payable immediately.
The foregoing description is qualified in its entirety by reference to the Senior Credit Facility filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information
The unaudited pro forma condensed consolidated financial information of Pentair giving effect to the Distribution, and the related notes thereto, have been derived from its historical consolidated financial statements and are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(c)	Shell Company Transactions
Not applicable.

(d)	Exhibits
The exhibits listed in the accompanying Exhibit Index are being filed herewith.

Exhibit Index
Exhibit Number
Description

2.1	Separation and Distribution Agreement, dated as of April 27, 2018, by and between Pentair plc and nVent Electric plc.
2.2	Tax Matters Agreement, dated as of April 27, 2018, by and between Pentair plc and nVent Electric plc.
2.3	Transition Services Agreement, dated as of April 27, 2018, by and between Pentair plc and nVent Electric plc.
2.4	Employee Matters Agreement, dated as of April 27, 2018, by and between Pentair plc and nVent Electric plc.
4.1	Credit Agreement, dated as of April 25, 2018, among Pentair plc, Pentair Investments Switzerland GmbH, Pentair Finance S.à r.l., Pentair, Inc. and the lenders and agents party thereto.
99.1	Unaudited pro forma condensed consolidated financial information of Pentair plc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 30, 2018.

PENTAIR PLC
Registrant

By:	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, General Counsel and Secretary